Avon Announces Senior Secured Notes Offering

LONDON, June 19, 2019 /PRNewswire/ -- Avon Products, Inc. (NYSE: AVP) (the “Company” or “Avon”) announced today that Avon International Capital p.l.c., Avon’s wholly-owned subsidiary (the “Issuer”), intends to offer $350,000,000 in aggregate principal amount of its senior secured notes due 2022 (the “notes”). The notes will be guaranteed by the Company and each of the Company’s current and future wholly-owned subsidiaries that is a guarantor under the Issuer’s Revolving Credit Agreement, dated as of February 12, 2019 (as amended or supplemented, the “First Lien Revolving Credit Facility”). The notes and guarantees will be secured equally and ratably by the assets of the Issuer and the guarantors that secure the First Lien Revolving Credit Facility and the outstanding 7.875% Senior Secured Notes due 2022 issued by the Company’s wholly owned subsidiary, Avon International Operations, Inc. (the “Existing 2022 Notes”). The terms of the notes will be substantially similar to the terms of the Existing 2022 Notes.

The Company intends to use the proceeds from the offering of the notes, and may, at its discretion, use cash on hand to the extent necessary, to complete a tender offer for its existing senior notes due 2020 (the “2020 Notes”), which it is launching concurrently with this announcement.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”).The notes will not be registered under the Securities Act, and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

Additional information identifying such factors is contained in Item 1A of Avon’s Annual Report on Form 10-K for the year ended December 31, 2018, Avon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, our Current Reports on Form 8-K filed on May 22, 2019 and May 24, 2019, and other reports and documents Avon files with the Securities and Exchange Commission. Avon undertakes no obligation to update any forward-looking statements.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and Avon does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

About Avon Products, Inc.

For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women’s empowerment, entrepreneurship and well-being and has donated over $1 billion to women’s causes through Avon and the Avon Foundation.

Media inquiries:
Natalie Deacon, Executive Director Communications, Avon Products, Inc.
+ 44(0) 7725 150853
Email: media.enquiries@avon.com / natalie.deacon@avon.com

Investor Relations:
Amy Greene, Vice President, Investor Relations, Avon Products, Inc.
+ 001 212 282 5320
Email: amy.greene@avon.com